Allscripts Reports Third Quarter 2011 Results

Bookings Total $267 million, 34 Percent Growth Year-over-Year

Three New Sunrise Clinical Manager Clients Signed in the Third Quarter

Company Raises 2011 Financial Guidance

CHICAGO, Nov. 3, 2011 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (Allscripts – NASDAQ: MDRX) today announced its financial results for the three months ended September 30, 2011.

(Logo: http://photos.prnewswire.com/prnh/20100901/CG58147LOGO)

Third Quarter 2011 Highlights:

  Bookings of $266.8 million, compared to $198.6 million in the third quarter of 2010, a 34 percent year-over-year increase
  GAAP revenue of $368.8 million; non-GAAP revenue of $371.4 million, a 13 percent year-over-year increase
  GAAP gross margin of 45.3 percent; non-GAAP gross margin of 45.7 percent compared to 48.9 percent in the prior year, reflecting a larger mix of professional services driven by robust client upgrade activities and third-party systems sales in the third quarter of 2011
  GAAP operating income margin of 10.1 percent; non-GAAP operating income margin of 20.3 percent compared to 19.1 percent in the prior year
  GAAP net income of $21.0 million and diluted earnings per share of $0.11 includes approximately $26.3 million, or $0.14 per share, associated with acquisition-related deferred revenue and amortization adjustments, stock-based compensation and transaction-related expenses, all net of tax.  Non-GAAP net income of $47.3 million; non-GAAP diluted earnings per share of $0.25, a 32 percent year-over-year increase
  $42.2 million in cash flow from operations; Allscripts reduced the amounts outstanding under its credit facilities by $45.5 million, decreasing total outstanding debt to approximately $377 million as of September 30, 2011

"Our results reflect the strength of the healthcare IT market and our accelerating momentum with both new and existing clients, as reflected in our third quarter bookings growth," said Glen Tullman, Chief Executive Officer of Allscripts. "Our unique vision for a Connected Community of Health is resonating with providers across all segments. We grew our hospital market share with three new Sunrise Clinical Manager clients in the quarter, and we continued to expand our ambulatory share, where we already have the largest footprint in the industry. We believe Allscripts is the one company best positioned to help healthcare providers thrive in this highly complex and dynamic healthcare environment."

Third Quarter Results

GAAP revenue for the three months ended September 30, 2011 was $368.8 million. Total non-GAAP revenue(1) for the three months ended September 30, 2011 was $371.4 million, compared to total non-GAAP revenue of $329.1 million for the three months ended September 30, 2010, a 13 percent increase.

GAAP gross profit for the three months ended September 30, 2011 was $167.0 million, or 45.3 percent of GAAP revenue. Total non-GAAP gross profit(2) was $169.6 million, or 45.7 percent of non-GAAP revenue for the three months ended September 30, 2011, compared to $160.8 million, or 48.9 percent of non-GAAP revenue for the three months ended September 30, 2010.

GAAP operating income for the three months ended September 30, 2011 was $37.4 million. Total non-GAAP operating income(3) was $75.3 million for the three months ended September 30, 2011, or 20.3 percent of total non-GAAP revenue. This compares to $63.0 million, or 19.1 percent of total non-GAAP revenue for the prior year, a 20 percent increase.

GAAP net income for the three months ended September 30, 2011 was $21.0 million. Total non-GAAP net income(4) was $47.3 million, after giving effect to acquisition-related deferred revenue and amortization adjustments, stock-based compensation and transaction-related expenses, all net of tax, and tax rate alignment. This result compares to $36.8 million for the prior year, a 28 percent increase.

GAAP diluted earnings per share for the three months ended September 30, 2011 was $0.11. Non-GAAP diluted earnings per share for the three months ended September 30, 2011 was $0.25, a 32 percent increase over non-GAAP diluted earnings per share for the three months ended September 30, 2010.

Allscripts effective tax rate on a non-GAAP basis was approximately 34 percent for the three months ended September 30, 2011 and 39 percent for the three months ended September 30, 2010. Allscripts expects an effective tax rate of between 37.5 and 38.0 percent for 2011, a decrease from the 38.0-39.5 percent range previously anticipated. The third quarter rate of 34 percent adjusts the year-to-date effective rate to 37.2 percent.

For the third quarter of 2011, cash flow from operations totaled $42.2 million. As of September 30, 2011, Allscripts had repaid approximately $193 million (including $45.5 million in the third quarter of 2011) of the $570 million borrowed under its secured term loan facility and senior secured revolving facility in August 2010. As of September 30, 2011, the Company had $377.3 million of borrowings outstanding and cash and marketable securities of approximately $86.5 million.

Financial Commentary

"Our third quarter financial results were strong, as we saw a significant jump in year-over-year bookings growth, accelerating revenue and net income increases," said Bill Davis, Chief Financial Officer of Allscripts. "In addition to strong new client sales, we continue to demonstrate success with significant add-on purchases within our installed base. Gross margins reflect a higher mix of professional services and third party system sales, a result of robust upgrade activity across our entire client base. We continue to demonstrate the leverage inherent in our financial model and merger-related synergies as we delivered an increase in operating income margin versus the same quarter last year."

Mr. Davis continued, "We deployed our cash flow in the quarter to aggressively reduce debt, and we eliminated $45.5 million in borrowings, the largest quarterly reduction to date."

Allscripts Financial Guidance

In response to the Company's financial results for the first nine months of 2011, Allscripts is raising non-GAAP revenue and earnings per share guidance for 2011. Revisions to prior guidance assumptions are noted in the table below. Please see footnotes at the end of this press release for a reconciliation of GAAP and non-GAAP financial presentations and other information.

Calendar Year 2011 Guidance Range(5)

Revised Non-GAAP Revenue	$1,455.0 million to $1,460.0 million
(Prior Non-GAAP Revenue)	($1,440.0 million to $1,450.0 million)

Non-GAAP Adjusted Operating Income	$303.0 million to $307.0 million
(Prior Non-GAAP Adjusted Operating Income)	($305.0 million to $308.0 million)
Non-GAAP Adjusted Operating Margin	21.0 percent
(Prior Non-GAAP Adjusted Operating Margin)	(21.0 percent)
GAAP Interest Expense	$20.0 million to $21.0 million
(Prior Interest Expense)	($23.0 million)
Tax Rate	37.5 percent to 38.0 percent
(Prior Tax Rate)	(38.0 percent to 39.5 percent)

Non-GAAP Net Income	$174.0 million to $179.0 million
(Prior Non-GAAP Net Income)	($172.0 million to $176.0 million)
Non-GAAP Earnings Per Share	$0.91-$0.93
(Prior Non-GAAP Earnings Per Share)	($0.88-$0.90)

Diluted Shares	193.0 million
(Prior Diluted Shares)	(194.0 million)

Conference Call

Allscripts will conduct a conference call today, November 3, 2011 at 4:30 PM Eastern Time to discuss the Company's earnings and other information. The conference call can be accessed via the Internet at www.allscripts.com, or by dialing (877) 303-0543 and requesting the Allscripts earnings call. International callers can access the conference call by dialing (973) 935-8787 and requesting the Allscripts investor call. A Microsoft Windows Media Player web replay of the call will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (855) 859-2056 or (404) 537-3406 for international callers - ID # 13650850.

Basis of Presentation

The Company's 2011 third quarter financial statements include consolidated results for both Allscripts and Eclipsys for the three months ended September 30, 2011. The comparative consolidated financial statements for the three months ended September 30, 2010 include the results of Eclipsys from the date of the merger, August 24, 2010.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

Please refer to the discussion below under Explanation of Non-GAAP Financial Measures as you review the following footnotes.

(1) Total non-GAAP revenue for the three months ended September 30, 2011 and 2010 gives effect to the add-back of acquisition-related deferred revenue adjustment of $2.6 million and $7.2 million, respectively. Non-GAAP revenue for the three months ended September 30, 2010 includes pre-merger Eclipsys revenue totaling $79.5 million.

(2) Total non-GAAP gross profit for the three months ended September 30, 2011 and 2010 gives effect to the add-back of acquisition-related deferred revenue adjustment of $2.6 million and $7.2 million, respectively. Non-GAAP gross profit for the three months ended September 30, 2010 includes pre-merger Eclipsys gross profit totaling $29.2 million. In addition, total non-GAAP gross profit for the nine months ended September 30, 2010 includes $10.1 million in depreciation and amortization expense related to Eclipsys that was reclassified to conform to Allscripts' income statement presentation.

(3) Total non-GAAP operating income for the three months ended September 30, 2011 and 2010 gives effect to the add-back of acquisition-related deferred revenue adjustment of $2.6 million and $7.2 million, respectively; acquisition-related amortization of $16.6 million and $10.5 million, respectively; stock-based compensation expense of $9.9 million and $6.6 million, respectively; and transaction-related expenses of $8.8 million and $35.2 million, respectively. Non-GAAP operating income for the three months ended September 30, 2010 also includes pre-merger Eclipsys operating income totaling $4.7 million.

(4) Total Non-GAAP net income for the three months ended September 30, 2011 and 2010 gives effect to the following, each on a net-of-tax basis: add-back of an acquisition-related deferred revenue adjustment of $1.7 million and $4.3 million, respectively; acquisition-related amortization of $11.0 million and $6.4 million, respectively; stock-based compensation expense of $6.5 million and $4.0 million, respectively; and transaction-related expenses of $5.8 million and $19.6 million, respectively. Non-GAAP net income for the three months ended September 30, 2010 includes Eclipsys pre-merger net income of $2.9 million. Lastly, tax rate alignment of $1.3 million and $(1.8) million is provided for the three months ended September 30, 2011 and 2010, respectively.

(5) Allscripts non-GAAP guidance for calendar 2011 assumes the following adjustment to approximately $1,458.0 million in GAAP revenue: approximately $21.0 million, pre-tax for an acquisition-related deferred revenue adjustment. Non-GAAP guidance for calendar 2011 assumes the following adjustments to GAAP operating and net income: approximately $66.5 million of acquisition-related amortization; approximately $36.0 million in stock-based compensation expense; and approximately $21.0 million in deferred revenue, all on a pre-tax basis. Allscripts 2011 non-GAAP net income and diluted earnings per share guidance assumes a 37.5-38.0 percent tax rate.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release total non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Total non-GAAP revenue consists of GAAP revenue as reported and Eclipsys revenue for periods prior to the August 24, 2010 consummation of the 2010 merger with Eclipsys (2010 Merger) and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP gross profit consists of GAAP gross profit as reported and Eclipsys gross profit for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP operating income consists of GAAP operating income as reported and Eclipsys operating income for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses. Non-GAAP net income consists of GAAP net income as reported and includes Eclipsys net income for periods prior to the consummation of the 2010 Merger, excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses, adds back the acquisition-related deferred revenue, in each case net of any related tax effects. Non-GAAP net income also includes a tax rate alignment adjustment.

Acquisition-Related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the Company's post-merger results.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the 2010 merger results of legacy Allscripts and Eclipsys to that of the Company's post-merger results. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

ARS Sales. Realized loss in the second quarter of 2010 on the sale of one of Eclipsys' auction rate securities.

Tax Rate Alignment. Tax adjustment to align the current fiscal quarter's effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the Company's business operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and legacy Eclipsys to that of the Company's 2010 post-merger results. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company's core operating results. In addition, the Company uses non-GAAP revenue, operating income and/or net income to measure achievement under the Company's stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the Company's cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation ("Eclipsys") will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-KT for the seven months ended December 31, 2010 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$84.8	$129.4
Restricted cash	0.0	2.2
Accounts receivable, net	371.2	317.2
Deferred taxes, net	32.0	30.8
Inventories	2.0	3.8
Prepaid expenses and other current assets	103.3	92.1
Total current assets	593.3	575.5
Long-term marketable securities	1.7	1.7
Fixed assets, net	102.9	114.3
Software development costs, net	91.5	61.3
Intangible assets, net	505.9	554.7
Goodwill	1,039.4	1,037.0
Deferred taxes, net	5.5	5.5
Other assets	86.3	68.6
Total assets	$2,426.5	$2,418.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38.4	$46.6
Accrued expenses	87.3	84.7
Accrued compensation and benefits	31.9	40.4
Deferred revenue	264.9	228.6
Current maturities of long-term debt and capital lease obligations	40.7	30.8
Total current liabilities	463.2	431.1
Long-term debt	337.6	459.8
Deferred revenue	18.0	6.4
Deferred taxes, net	107.8	88.5
Other liabilities	61.0	49.0
Total liabilities	987.6	1,034.8
Total stockholders' equity	1,438.9	1,383.8
Total liabilities and stockholders' equity	$2,426.5	$2,418.6

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
System sales	$62.6	$46.9	$181.9	$135.6
Professional services	65.3	39.0	179.0	82.3
Maintenance	110.3	76.8	313.9	206.5
Transaction processing and other	130.6	79.7	386.1	193.8
Total revenue	368.8	242.4	1,060.9	618.2
Cost of revenue: (a)
System sales	39.6	22.2	110.4	70.2
Professional services	56.3	33.6	150.4	71.5
Maintenance	32.9	26.8	101.0	68.4
Transaction processing and other	73.0	35.4	204.5	75.0
Total cost of revenue	201.8	118.0	566.3	285.1
Gross profit	167.0	124.4	494.6	333.1
Selling, general and administrative expenses	94.2	103.3	299.7	226.6
Research and development	26.0	16.7	72.8	44.5
Amortization of intangible assets	9.4	5.6	28.1	10.6
Income from operations	37.4	(1.2)	94.0	51.4
Interest expense	(3.7)	(3.6)	(16.8)	(4.5)
Interest income and other, net	0.4	0.3	1.2	1.0
Income before income taxes	34.1	(4.5)	78.4	47.9
Provision for income taxes	(13.1)	5.9	(28.9)	(14.9)
Net income	$21.0	$1.4	$49.5	$33.0

Earnings per share - basic and diluted	$0.11	$0.01	$0.26	$0.21

Weighted average common shares outstanding:
Basic	188.3	156.1	189.1	149.5
Diluted	191.5	159.6	192.0	153.2

(a) Includes pre-tax amortization of intangibles	$7.2	$4.9	$21.8	$11.2

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$21.0	$1.4	$49.5	$33.0
Non-cash adjustments to net income	60.7	23.4	158.4	73.7
Cash impact of changes in operating assets and liabilities	(39.5)	(9.8)	(46.6)	(2.1)
Net cash provided by operating activities	42.2	15.0	161.3	104.6
Cash flows from investing activities:
Capital expenditures	(12.1)	(7.8)	(33.3)	(18.6)
Capitalized software	(16.2)	(16.0)	(46.5)	(28.8)
Net (purchases) sales and maturities of marketable securities and other investments	0.0	0.0	(12.9)	2.8
Proceeds received from sale of fixed assets	0.0	0.0	20.0	0.0
Change in restricted cash	0.0	2.2	2.2	2.2
Net cash acquired in merger with Eclipsys	0.0	170.1	0.0	170.1
Net cash used in investing activities	(28.3)	148.5	(70.5)	127.7
Cash flows from financing activities:
Net proceeds from stock-based compensation activities and employee stock purchase plan	7.5	1.1	27.5	2.9
Excess tax benefits from stock-based compensation	(2.4)	0.0	4.7	(0.6)
Taxes paid related to net share settlement of equity awards	(2.2)	0.0	(2.2)	0.0
Net debt (payments) borrowings and refinancing costs	(46.0)	511.0	(114.3)	482.8
Repurchase of common stock	0.0	(679.0)	(50.1)	(679.0)
Net cash used in financing activities	(43.1)	(166.9)	(134.4)	(193.9)
Effect of exchange rates on cash and cash equivalents	(1.7)	0.4	(1.0)	0.4
Net (decrease) increase in cash and cash equivalents	(30.9)	(3.0)	(44.6)	38.8
Cash and cash equivalents, beginning of period	115.7	123.1	129.4	81.3
Cash and cash equivalents, end of period	$84.8	$120.1	$84.8	$120.1

Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	9/30/11	9/30/10	9/30/11	9/30/10
Total revenue, as reported	$368.8	$242.4	$1,060.9	$618.2

Deferred revenue adjustment	2.6	7.2	20.1	8.3
Eclipsys results pre-merger period	0.0	79.5	0.0	342.3
Total non-GAAP revenue	$371.4	$329.1	$1,081.0	$968.8

Gross profit, as reported	$167.0	$124.4	$494.6	$333.1

Deferred revenue adjustment	2.6	7.2	20.1	8.3
Depreciation reclass	0.0	0.0	0.0	(10.1)
Eclipsys results pre-merger period	0.0	29.2	0.0	150.6
Total non-GAAP gross profit	$169.6	$160.8	$514.7	$481.9

Operating income (loss), as reported	$37.4	($1.2)	$94.0	51.4

Deferred revenue adjustment	2.6	7.2	20.1	8.3
Acquisition-related amortization	16.6	10.5	49.9	27.9
Stock-based compensation expense	9.9	6.6	25.8	20.8
Transaction-related expense (a)	8.8	35.2	32.1	51.4
Eclipsys results pre-merger period	0.0	4.7	0.0	20.7
Total non-GAAP operating income	$75.3	$63.0	$221.9	$180.5

Net income, as reported	$21.0	$1.4	$49.5	$33.0

Deferred revenue adjustment	1.7	4.3	12.4	4.9
Acquisition-related amortization	11.0	6.4	31.3	17.0
Stock-based compensation expense	6.5	4.0	16.2	14.5
Transaction-related expense (a)	5.8	19.6	21.2	29.4
ARS Sales	0.0	0.0	0.0	0.9
Tax rate alignment	1.3	(1.8)	(0.2)	(1.2)
Eclipsys results pre-merger period	0.0	2.9	0.0	9.9
Non-GAAP net income	$47.3	$36.8	$130.4	$108.4

Tax Rate	34%	39%	37%	39%

Weighted shares outstanding - diluted	191.5	194.5	192.0	194.8

Earnings per share - diluted, as reported	$0.11	$0.01	$0.26	$0.21

Non-GAAP earnings per share - diluted	$0.25	$0.19	$0.68	$0.56

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax

(a) Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions.

CONTACT: Investors, Seth Frank, +1-312-506-1213, seth.frank@allscripts.com; or Media, Stephanie Kowalski, +1-312-447-2412, stephanie.kowalski@allscripts.com, both of Allscripts Healthcare Solutions, Inc.